Exhibit 99.1
Marathon Petroleum Corp. Reports Second-Quarter 2026 Results
•Second-quarter net income attributable to MPC of $5.1 billion, or $17.73 per diluted share
•$8.5 billion of adjusted EBITDA, with strong commercial and operational performance across the system
•Executing value-enhancing capital strategy; El Paso and Robinson yield-enhancing investments online in 2Q26, extending the competitive position of these refining assets

•Advancing MPLX Natural Gas and NGL value chain growth strategy, expected to support 12.5% annual distribution growth in 2026 and 2027

•$2.8 billion of capital returned, reflecting strong cash generation and disciplined execution of our capital allocation priorities

FINDLAY, Ohio, Aug 4, 2026 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $5.1 billion, or $17.73 per diluted share, for the second quarter of 2026. This compares with a net income attributable to MPC of $1.2 billion, or $3.96 per diluted share, for the second quarter of 2025.
The second quarter of 2026 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $8.5 billion, compared with $3.3 billion for the second quarter of 2025.
“Strong planning, commercial, and operational execution enabled safe and reliable operations to meet resilient consumer demand. Our results reflect the differentiated capabilities of our value chains and the execution of our optimization strategies,” said Chairman, President and Chief Executive Officer Maryann Mannen. “The completion of two high-return, yield-enhancing refining investments further position us to deliver incremental value. MPLX’s execution of its Natural Gas and NGL strategy supports durable growth and increasing distributions that differentiate MPC, allowing us to lead in capital return.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Refining & Marketing segment adjusted EBITDA	$6,655	$1,890	$8,032	$2,379
Midstream segment adjusted EBITDA	1,778	1,641	3,376	3,361
Renewable Diesel segment adjusted EBITDA	258	(19)	296	(61)
Subtotal	8,691	3,512	11,704	5,679
Corporate	(256)	(243)	(530)	(453)
Add: Depreciation and amortization	25	17	49	35
Adjusted EBITDA	$8,460	$3,286	$11,223	$5,261

Refining & Marketing (R&M)
Segment adjusted EBITDA was $6.7 billion in the second quarter of 2026, versus $1.9 billion for the second quarter of 2025. R&M segment adjusted EBITDA was $24.84 per barrel for the second quarter of 2026, versus $6.79 per barrel for the second quarter of 2025. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $275 million in the second quarter of 2026 and $250 million in the second quarter of 2025.
R&M margin was $36.33 per barrel for the second quarter of 2026, versus $17.58 per barrel for the second quarter of 2025. Crude capacity utilization was 94%, resulting in total throughput of 2.9 million barrels per day (bpd) for the second quarter of 2026. Results were driven primarily by higher crack spreads in all regions.
Refining operating costs were $5.72 per barrel for the second quarter of 2026, versus $5.34 per barrel for the second quarter of 2025, primarily driven by decreased utilization due to planned downtime in the Mid-Con, compared to the prior year quarter.
Midstream
Segment adjusted EBITDA was $1.8 billion in the second quarter of 2026, versus $1.6 billion for the second quarter of 2025. The increase was primarily driven by increased rates and throughputs, including growth from equity affiliates and acquisitions, partially offset by the divestiture of non-core gathering and processing assets.
Renewable Diesel
Segment adjusted EBITDA was $258 million in the second quarter of 2026, versus $(19) million for the second quarter of 2025. The results reflect a stronger margin environment, higher throughputs, and improved regulatory credit values.
Corporate and Items Not Allocated
Corporate expenses totaled $256 million in the second quarter of 2026, compared with $243 million in the second quarter of 2025.
Financial Position, Liquidity, and Return of Capital
As of June 30, 2026, MPC had $7.8 billion of cash and cash equivalents, including $1.0 billion of cash at MPLX, and no borrowings outstanding under its $5 billion five-year bank revolving credit facility.
In the second quarter, the company returned over $2.8 billion of capital to shareholders. As of June 30, 2026, the company had $6.1 billion remaining under its share repurchase authorizations.

Strategic Update
MPC Strategic Update
MPC’s 2026 capital spending outlook (excluding MPLX) is $1.5 billion. Approximately 65% of its overall capital spending is focused on value-enhancing investments and 35% on sustaining operations. MPC’s outlook includes high-return investments at its Galveston Bay, Robinson, El Paso, and Garyville refineries. In the second quarter of 2026, the El Paso yield improvement and Robinson product flexibility investments were placed in service. The El Paso yield improvement investment enhances the refinery’s ability to produce specialty gasolines for the El Paso, Phoenix, and Mexico markets, reinforcing its geographic advantage and competitive position. The Robinson product flexibility investment enables approximately 10 thousand barrels per day (mbpd) of incremental jet fuel production, supporting growing regional demand. In addition to these multi-year investments, the company is executing shorter-term projects that offer high returns through margin enhancement and cost reduction.

Investment	Details	Expected In-Service
Garyville Jet Flexibility	Increases flexibility to maximize higher value jet fuel production to meet growing demand	1Q26 – Completed
El Paso Yield Improvement	Upgrades fluid catalytic cracker (FCC) and alkylation units to drive volume expansion	2Q26 – Completed
Robinson Product Flexibility	Increases flexibility to maximize higher value jet fuel production to meet growing demand	2Q26 – Completed
Galveston Bay Distillate Hydrotreater	90 mbpd hydrotreater, increasing supply of high-value ULSD to domestic and export markets	YE27
Garyville Feedstock Optimization	Further optimizes feedstock slate and increases crude throughput by 30 mbpd	YE27
Garyville Product Export Flexibility	Increases yield flexibility to produce an incremental 10 mbpd of export premium gasoline and lowers costs	YE27

MPLX Strategic Update
MPLX is increasing its 2026 growth capital spending outlook by $500 million, to $2.9 billion, primarily reflecting the accelerated execution of the Gulf Coast fractionation project to meet global demand for U.S. energy. MPLX plans to invest over 90% of organic growth capital toward opportunities to meet growing natural gas and NGL infrastructure needs. With projects concentrated in the Permian and Marcellus, two of the most prolific and competitive basins in North America, investments in these value chains reflect

MPLX’s confidence in the long-term fundamentals of the energy market, offer some of the most compelling investments in the midstream sector, and are expected to generate mid-teens returns.

Investment	Details	MPLX Ownership	Expected In-Service
Secretariat I	200 million cubic feet per day (MMcf/d) gas processing plant in the Delaware Basin	100%	Placed in service in April 2026
Harmon Creek III	300 MMcf/d gas processing plant and 40 mbpd de-ethanizer in the Marcellus	100%	Beginning operations in August 2026
Bay Runner and Bay Runner Twin Pipelines	Up to 5.3 billion cubic feet per day (Bcf/d) of natural gas transport capacity between Agua Dulce, Texas, and Brownsville, Texas	30%	Bay Runner: 3Q26 Bay Runner Twin: 2029
Titan Complex	Increasing sour gas treating capacity from 150 MMcf/d to over 400 MMcf/d in the Delaware Basin	100%	4Q26
BANGL Pipeline	Expanding NGL pipeline from 250 mbpd to 300 mbpd; provides transportation from the Permian Basin to the Texas Gulf Coast	100%	4Q26
Blackcomb Pipeline	2.5 Bcf/d pipeline connecting Permian supply to Agua Dulce, Texas	34%	4Q26; Began commissioning July 2026
Traverse Pipeline	2.5 Bcf/d pipeline designed to transport natural gas between Agua Dulce, Texas, and Katy, Texas	34%	2H27
Gulf Coast Fractionators	Two 150 mbpd fractionation facilities near MPC’s Galveston Bay refinery	100%	Frac I: 2028 Frac II: 2029
Gulf Coast LPG Export Terminal JV	400 mbpd LPG export terminal located in the Port of Texas City, Texas	50%	2028
Marcellus Gathering System Expansion	Supports producer activity near MPLX’s Majorsville gas processing complex	100%	1H28
Eiger Express Pipeline	3.7 Bcf/d pipeline connecting Permian supply to Katy, Texas	22%	Mid-2028
Secretariat II	300 MMcf/d gas processing plant in the Delaware Basin	100%	2H28

Third-Quarter 2026 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.60
Distribution costs (in millions)	$1,650
Refining planned turnaround costs (in millions)	$290
Depreciation and amortization (in millions)	$390

Refinery throughputs (mbpd):
Crude oil refined	2,820
Other charge and blendstocks	185
Total	3,005

Corporate (includes $30 million of D&A)	$260

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream and midstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Brian Worthington, Vice President, Investor Relations
Alyx Teschel, Director, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.

Market Data
Certain relevant benchmark margin and market data, including pricing, regional and blended crack spreads and sweet and sour crude differentials, along with a hypothetical Refining and Marketing margin indicator based on such margin and market data and operational guidance provided for each quarter, is available on MPC’s Investors website at www.marathonpetroleum.com/Investors/Investor-Market-Data. MPC intends to update this information each month no later than the close of business on the second business day following the end of each month unless otherwise noted and may also provide additional updates within each month. Interested parties may register to receive automatic email alerts when the information is updated by clicking on “Sign Up” at https://www.marathonpetroleum.com/Investors/ and following the instructions provided.

Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “confidence,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewable diesel and other renewable fuels or taxation, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation rising interest rates or government shutdowns; the regional, national and worldwide demand for refined products and renewable diesel and other renewable fuels and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials, including increased pricing volatility or supply disruptions due to the U.S.-Iran conflict and market reactions thereto; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the ability to obtain the necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all; the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned transactions, including the recently completed acquisitions of Northwind Delaware Holdings LLC and BANGL, LLC; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all;

changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating within the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; compliance costs and uncertainty associated with cap and invest programs or similar arrangements or programs in California or other jurisdictions; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2025, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2026	2025	2026	2025
Revenues and other income:
Sales and other operating revenues	$51,994	$33,799	$86,194	$65,316
Income from equity method investments	256	212	432	442
Net gain (loss) on disposal of assets	(2)	6	(2)	6
Other income	89	84	281	187
Total revenues and other income	52,337	34,101	86,905	65,951
Costs and expenses:
Cost of revenues (excludes items below)	43,064	30,025	74,325	59,385
Depreciation and amortization	838	789	1,647	1,582
Selling, general and administrative expenses	894	867	1,761	1,650
Other taxes	219	223	446	450
Total costs and expenses	45,015	31,904	78,179	63,067
Income from operations	7,322	2,197	8,726	2,884
Net interest and other financial costs	340	319	710	623
Income before income taxes	6,982	1,878	8,016	2,261
Provision for income taxes	1,444	268	1,627	305
Net income	5,538	1,610	6,389	1,956
Less net income attributable to:
Noncontrolling interests	400	394	740	814
Net income attributable to MPC	$5,138	$1,216	$5,649	$1,142

Per share data
Basic:
Net income attributable to MPC per share	$17.76	$3.96	$19.34	$3.69
Weighted average shares outstanding (in millions)	289	307	291	309

Diluted:
Net income attributable to MPC per share	$17.73	$3.96	$19.30	$3.68
Weighted average shares outstanding (in millions)	290	307	292	310

Capital Expenditures and Investments (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Refining & Marketing	$325	$347	$653	$709
Midstream	1,021	691	1,913	1,077
Renewable Diesel(a)	—	1	—	2
Corporate(b)	40	26	72	53
Total	$1,386	$1,065	$2,638	$1,841

Capitalized interest	$33	$20	$63	$38

(a)    The six months ended June 30, 2026 excludes $62 million of funding to the Martinez Renewables JV due to turnaround costs in the first quarter of 2026 expected to be recovered through subsequent distributions from the JV during 2026.
(b)    Includes capitalized interest.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Refining & Marketing margin(a)	$36.33	$17.58	$27.24	$15.57
Less:
Refining operating costs(b)	5.72	5.34	5.97	5.53
Distribution costs(c)	5.88	5.52	6.02	5.64
Other income(d)	(0.11)	(0.07)	(0.06)	(0.05)
Refining & Marketing segment adjusted EBITDA	$24.84	$6.79	$15.31	$4.45

Refining planned turnaround costs	$1.03	$0.90	$1.53	$1.32
Depreciation and amortization	1.53	1.45	1.52	1.52
Fees paid to MPLX included in distribution costs above	3.90	3.59	3.93	3.72

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Refining & Marketing refined product sales volume (mbpd)(a)	3,842	3,835	3,697	3,642
Crude oil refining capacity (mbpcd)(b)	2,986	2,963	2,986	2,963
Crude oil capacity utilization (percent)(b)	94	97	91	93

Refinery throughputs (mbpd):
Crude oil refined	2,798	2,883	2,732	2,754
Other charge and blendstocks	146	177	166	201
Net refinery throughputs	2,944	3,060	2,898	2,955

Sour crude oil throughput (percent)	48	45	48	45
Sweet crude oil throughput (percent)	52	55	52	55

Refined product yields (mbpd):
Gasoline	1,439	1,526	1,426	1,506
Distillates	1,131	1,117	1,077	1,073
Propane	71	70	67	69
NGLs and petrochemicals	237	242	210	202
Heavy fuel oil	29	61	77	67
Asphalt	81	81	78	77
Total	2,988	3,097	2,935	2,994
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	116	76	111	60

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel data for the regions, as shown in the tables below, is calculated based on the net refinery throughput (excludes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense. Distribution costs exclude depreciation and amortization.

Gulf Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$36.52	$15.17	$27.57	$13.59
Less:
Refining operating costs	4.30	4.34	4.79	4.76
Distribution costs	5.33	5.27	5.71	5.50
Other income	(0.12)	(0.09)	(0.11)	(0.05)
Refining & Marketing Gulf Coast adjusted EBITDA	$27.01	$5.65	$17.18	$3.38

Refining planned turnaround costs	$0.15	$0.19	1.55	1.16
Depreciation and amortization(a)	1.26	1.04	1.24	1.12

Refinery throughputs (mbpd):
Crude oil refined	1,253	1,233	1,184	1,124
Other charge and blendstocks	152	154	159	161
Gross refinery throughputs	1,405	1,387	1,343	1,285

Sour crude oil throughput (percent)	58	55	58	58
Sweet crude oil throughput (percent)	42	45	42	42

Refined product yields (mbpd):
Gasoline	650	637	594	617
Distillates	525	511	478	462
Propane	42	40	38	39
NGLs and petrochemicals	158	149	144	127
Heavy fuel oil	50	58	101	52
Asphalt	18	19	16	15
Total	1,443	1,414	1,371	1,312
Inter-region refinery transfers included in throughput and yields above (mbpd)	70	51	70	37

(a)    Includes refining and distribution depreciation and amortization.

Mid-Continent Region	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$33.68	$17.86	$23.80	$15.49
Less:
Refining operating costs	6.31	5.04	6.26	4.99
Distribution costs	6.53	5.40	6.45	5.49
Other income	(0.12)	(0.03)	(0.05)	(0.04)
Refining & Marketing Mid-Continent adjusted EBITDA	$20.96	$7.45	$11.14	$5.05

Refining planned turnaround costs	$1.93	$1.04	1.74	0.84
Depreciation and amortization(a)	1.60	1.49	1.57	1.54

Refinery throughputs (mbpd):
Crude oil refined	1,030	1,165	1,037	1,146
Other charge and blendstocks	72	55	74	60
Gross refinery throughputs	1,102	1,220	1,111	1,206

Sour crude oil throughput (percent)	27	24	28	24
Sweet crude oil throughput (percent)	73	76	72	76

Refined product yields (mbpd):
Gasoline	558	633	585	637
Distillates	396	431	391	432
Propane	19	22	19	21
NGLs and petrochemicals	53	62	43	47
Heavy fuel oil	13	14	14	13
Asphalt	63	61	63	61
Total	1,102	1,223	1,115	1,211
Inter-region refinery transfers included in throughput and yields above (mbpd)	22	8	15	7

(a)    Includes refining and distribution depreciation and amortization.

West Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Refining & Marketing margin (dollar per barrel of net refinery throughput)	$41.28	$23.18	$33.54	$20.60
Less:
Refining operating costs	8.08	8.62	8.21	8.68
Distribution costs	5.94	6.42	5.87	6.31
Other income	—	(0.04)	(0.02)	(0.03)
Refining & Marketing West Coast adjusted EBITDA	$27.26	$8.18	$19.48	$5.64

Refining planned turnaround costs	$1.39	$2.39	1.08	2.82
Depreciation and amortization(a)	2.06	2.43	2.10	2.43

Refinery throughputs (mbpd):
Crude oil refined	515	485	511	484
Other charge and blendstocks	38	44	44	40
Gross refinery throughputs	553	529	555	524

Sour crude oil throughput (percent)	63	66	64	66
Sweet crude oil throughput (percent)	37	34	36	34

Refined product yields (mbpd):
Gasoline	267	271	274	264
Distillates	215	179	215	181
Propane	10	8	10	9
NGLs and petrochemicals	35	35	32	34
Heavy fuel oil	31	42	29	42
Asphalt	1	1	—	1
Total	559	536	560	531
Inter-region refinery transfers included in throughput and yields above (mbpd)	24	17	26	16

(a)    Includes refining and distribution depreciation and amortization.

Midstream Operating Statistics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Pipeline throughputs (mbpd)(a)	5,993	6,219	5,891	6,121
Terminal throughputs (mbpd)	3,259	3,183	3,118	3,139
Gathering system throughputs (million cubic feet per day)(b)	6,859	6,562	6,674	6,539
Natural gas processed (million cubic feet per day)(b)	9,590	9,740	9,498	9,760
C2 (ethane) + NGLs fractionated (mbpd)(b)	680	634	657	647

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Renewable Diesel Financial Data (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Renewable Diesel margin(a)	$321	$49	$454	$75
Less:
Operating costs(b)	74	66	141	136
Distribution costs(c)	32	25	60	47
Other income(d)	(43)	(23)	(43)	(47)
Renewable Diesel segment adjusted EBITDA	$258	$(19)	$296	$(61)

Planned turnaround costs	$1	$25	$2	$36
JV planned turnaround costs	1	2	30	10
Depreciation and amortization	16	18	32	36
JV depreciation and amortization	23	23	45	45

(a)Sales revenue less cost of renewable inputs and purchased products.
(b)Excludes planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Select Financial Data (unaudited)

	June 30, 2026	March 31, 2026
(in millions of dollars)
Cash and cash equivalents	$7,768	$2,151
Total consolidated debt(a)	32,816	32,825
MPC debt	7,176	7,191
MPLX debt	25,640	25,634
Equity	25,720	23,427

(in millions)
Shares outstanding	283	293

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to, net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net income attributable to MPC	$5,138	$1,216	$5,649	$1,142
Pre-tax adjustments:
Clean fuel production tax credit(a)	—	—	(32)	—
Tax impact of adjustments(b)	—	—	8	—
Adjusted net income attributable to MPC	$5,138	$1,216	$5,625	$1,142

Diluted income per share	$17.73	$3.96	$19.30	$3.68
Adjusted diluted income per share	$17.73	$3.96	$19.22	$3.68

Weighted average diluted shares outstanding	290	307	292	310

(a)    Recognition of 2025 clean fuel production tax credits as a result of proposed regulatory guidance issued in February of 2026 which clarified the qualification criteria for 45Z credits.
(b)    Income taxes for the six months ended June 30, 2026 were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to, income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net income attributable to MPC	$5,138	$1,216	$5,649	$1,142
Net income attributable to noncontrolling interests	400	394	740	814
Provision for income taxes	1,444	268	1,627	305
Net interest and other financial costs	340	319	710	623
Depreciation and amortization	838	789	1,647	1,582
Renewable Diesel JV depreciation and amortization	23	23	45	45
Refining & Renewable Diesel planned turnaround costs	276	275	807	740
Renewable Diesel JV planned turnaround costs	1	2	30	10
Clean fuel production tax credit(a)	—	—	(32)	—
Adjusted EBITDA	$8,460	$3,286	$11,223	$5,261

(a)    Recognition of 2025 clean fuel production tax credits as a result of proposed regulatory guidance issued in February of 2026 which clarified the qualification criteria for 45Z credits.

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products, which includes impacts from derivative activity. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Refining & Marketing segment adjusted EBITDA	$6,655	$1,890	$8,032	$2,379
Plus (Less):
Depreciation and amortization	(410)	(405)	(797)	(811)
Refining planned turnaround costs	(275)	(250)	(805)	(704)
Selling, general and administrative expenses	686	667	1,336	1,291
Income from equity method investments	(12)	(3)	(10)	(8)
Other income	(29)	(51)	(130)	(119)
Refining & Marketing gross margin	6,615	1,848	7,626	2,028
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,939	2,803	6,187	5,787
Depreciation and amortization	410	405	797	811
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(173)	(98)	(217)	(168)
Other taxes included in Refining & Marketing margin	(56)	(63)	(108)	(133)
Refining & Marketing margin	$9,735	$4,895	$14,285	$8,325

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.

Refining & Marketing Margin by region:

	Three Months Ended June 30,
	2026			2025
	Margin	Net Refinery Throughput	Margin	Margin	Net Refinery Throughput	Margin
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$4,437	1,335	$36.52	$1,845	1,336	$15.17
Mid-Continent	3,309	1,080	33.68	1,970	1,212	17.86
West Coast	1,989	529	41.28	1,080	512	23.18
Refining & Marketing	$9,735	2,944	36.33	$4,895	3,060	17.58

	Six Months Ended June 30,
	2026			2025
	Margin	Net Refinery Throughput	Margin	Margin	Net Refinery Throughput	Margin
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$6,350	1,273	$27.57	$3,072	1,248	$13.59
Mid-Continent	4,721	1,096	23.80	3,360	1,199	15.49
West Coast	3,214	529	33.54	1,893	508	20.60
Refining & Marketing	$14,285	2,898	27.24	$8,325	2,955	15.57

Refining & Marketing Adjusted EBITDA by region:

	Three Months Ended June 30,
	2026			2025
	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$3,282	1,335	$27.01	$687	1,336	$5.65
Mid-Continent	2,060	1,080	20.96	822	1,212	7.45
West Coast	1,313	529	27.26	381	512	8.18
Refining & Marketing Segment	$6,655	2,944	24.84	$1,890	3,060	6.79

	Six Months Ended June 30,
	2026			2025
	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA	Adjusted EBITDA	Net Refinery Throughput	Adjusted EBITDA
Region	(in millions)	(mbpd)	($/bbl)	(in millions)	(mbpd)	($/bbl)
Gulf Coast	$3,956	1,273	$17.18	$765	1,248	$3.38
Mid-Continent	2,210	1,096	11.14	1096	1,199	5.05
West Coast	1,866	529	19.48	518	508	5.64
Refining & Marketing Segment	$8,032	2,898	15.31	$2,379	2,955	4.45

Renewable Diesel Margin
Renewable Diesel margin is defined as sales revenue plus value attributable to qualifying regulatory credits earned during the period less cost of renewable inputs and costs for purchased product, including from our Martinez Renewables JV. We use, and believe our investors use, this non-GAAP financial measure to evaluate our Renewable Diesel segment’s operating and financial performance. This measure should not be considered a substitute for, or superior to, Renewable Diesel gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Renewable Diesel Segment Adjusted EBITDA to Renewable Diesel Gross Margin and Renewable Diesel Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Renewable Diesel segment adjusted EBITDA	$258	$(19)	$296	$(61)
Plus (Less):
Depreciation and amortization	(16)	(18)	(32)	(36)
JV depreciation and amortization	(23)	(23)	(45)	(45)
Planned turnaround costs	(1)	(25)	(2)	(36)
JV planned turnaround costs	(1)	(2)	(30)	(10)
Selling, general and administrative expenses	8	9	16	18
Income from equity method investments	(39)	(18)	(10)	(34)
Other income	(26)	(8)	(54)	(11)
Renewable Diesel gross margin	160	(104)	139	(215)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	123	114	240	212
Depreciation and amortization	16	18	32	36
Martinez JV depreciation and amortization	22	21	43	42
Renewable Diesel margin	$321	$49	$454	$75